UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2006

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.		08540-1437
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

(a)  The description of the compensation arrangements between Medarex, Inc. and its two newly elected directors is described below in Item 5.02 which is hereby incorporated by reference into this Item 1.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On September 13, 2006, the Board of Directors of Medarex, Inc. expanded the size of Medarex’s Board from 7 to 9 and elected two new members to the Board, Robert C. Dinerstein and Abhijeet J. Lele, effective immediately.  Messrs. Dinerstein and Lele were also appointed to the special committee of the Board of Directors established to oversee an investigation of Medarex’s historical stock option grant practices and related accounting treatment.

Mr. Dinerstein is the Global Co-Chair and New York Chair of the Financial Institutions Practice at Greenberg Traurig, LLP, an international law firm, where he focuses on banking and securities regulation, new product development and international capital markets issues. Prior to joining Greenberg Traurig, Mr. Dinerstein was Vice Chairman, Americas, and Senior Corporate Counsel of UBS Investment Bank.  Mr. Dinerstein was previously Global General Counsel of UBS Investment Bank and Executive Vice President and General Counsel of Shearson Lehman Brothers. Prior to those positions he was a Vice President and the General Counsel of Citicorp’s Investment Bank.  He serves in varying capacities on a number of boards and councils of not-for-profit professional organizations.  Mr. Dinerstein received a B.A., cum laude, from Harvard University and a J.D. from the University of Michigan.  He also is a graduate of the Wharton Executive Development Program.

Mr. Lele is a Managing Member of EGS Healthcare Capital Partners, a venture capital firm that focuses on investments in medical device, biopharmaceutical and specialty pharmaceutical companies.  Prior to joining EGS in 1998, he spent four years in the healthcare practice of McKinsey & Company, and prior to McKinsey & Company, he held various operating positions with Lederle Laboratories, Progenics Pharmaceuticals, Inc. and Clontech Laboratories, Inc.  He presently serves as a director of Stereotaxis, Inc.; EP MedSystems, Inc.; and CryoCath Technologies Inc. and is a member of the Research Development Committee of the Juvenile Diabetes Research Foundation.  Mr. Lele received an M.A. in molecular biology from Cambridge University and an M.B.A. with distinction from Cornell University.

As a member of the Board of Directors, each of Messrs. Dinerstein and Lele will be entitled to receive an annual retainer of $25,000 for serving on the Board, a meeting fee of $1,800 for each Board meeting attended and a telephonic meeting fee of $1,000 for each telephonic Board meeting attended.  The new Board members will also be reimbursed for reasonable expenses incurred by them in attending Board and committee meetings.  On September 13, 2006, each of the new directors were granted an option to purchase 30,000 shares of Medarex common stock pursuant to the terms of the Medarex 2005 Equity Incentive Plan at an exercise price of $10.745.

In accordance with Medarex’s By-Laws, Mr. Dinerstein has been elected as a Class II Director and Mr. Lele has been elected as a Class III Director, each  to serve as a director until the next annual meeting of the shareholders or until his successor is elected and qualified.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits

99.1  Press release issued by Medarex, Inc. dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medarex, Inc.

Date: September 15, 2006	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer